Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Adherex Technologies Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007 (the “Report”), each of the undersigned, William P. Peters, Chairman and Chief Executive Officer of the Company, and James A. Klein, Jr., Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2007

By:	/s/ William P. Peters
William P. Peters
Chairman and Chief Executive Officer

Date: August 10, 2007

By:	/s/ James A. Klein, Jr.
James A. Klein, Jr.
Chief Financial Officer